EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR FIRST QUARTER OF FISCAL YEAR 2022

•Record net sales of $1.569 billion, up 7.0% sequentially and up 19.8% from the year ago quarter. The midpoint of our guidance provided on May 6, 2021 was net sales of $1.548 billion.
•On a GAAP basis: record gross margin of 64.2%; record operating income of $368.8 million; net income of $252.8 million; and EPS of $0.89 per diluted share. Our guidance provided on May 6, 2021 was for GAAP EPS of $0.75 to $0.79 per diluted share.
•On a Non-GAAP basis: record gross margin of 64.8%; record operating income of $655.1 million and a record 41.7% of net sales; record net income of $558.8 million and record EPS of $1.98 per diluted share. Our guidance provided on May 6, 2021 was for Non-GAAP EPS of $1.85 to $1.95 per diluted share.
•Record microcontroller and analog revenue.
•Record cash flow from operations of $629.9 million.
•Paid down $388.0 million of debt in the June 2021 quarter. Cumulatively paid down $3.99 billion of debt over the last 12 quarters.
•Record quarterly dividend declared of 43.7 cents per share, an increase of 5.8% sequentially and 18.75% from a year ago quarter.

CHANDLER, Arizona - August 3, 2021 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today reported results for the three months ended June 30, 2021 as summarized in the following table:

	Three Months Ended June 30, 2021(1)
Net sales	$1,569.4
	GAAP	%	Non-GAAP(2)%
Gross margin	$1,007.6	64.2%	$1,016.4	64.8%
Operating income	$368.8	23.5%	$655.1	41.7%
Other expense	$(71.8)		$(60.6)
Income tax provision	$44.2		$35.7
Net income	$252.8	16.1%	$558.8	35.6%
Net income per diluted share	$0.89		$1.98
(1)    In millions, except per share amounts and percentages of net sales.
(2)     See the "Use of Non-GAAP Financial Measures" section of this release.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

GAAP net sales for the first quarter of fiscal 2022 were a record $1.569 billion, up 19.8% from net sales of $1.310 billion in the prior year's first fiscal quarter.

GAAP net income for the first quarter of fiscal 2022 was $252.8 million, or $0.89 per diluted share, up from GAAP net income of $123.6 million, or $0.48 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2022 and fiscal 2021, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions.

Non-GAAP net income for the first quarter of fiscal 2022 was a record at $558.8 million, or $1.98 per diluted share, up from non-GAAP net income of $401.9 million, or $1.56 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2022 and fiscal 2021, our non-GAAP results exclude the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the first quarters of fiscal 2022 and fiscal 2021, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 43.7 cents per share, up 5.8% from the cash dividend paid last quarter and up 18.75% from a year ago quarter. The quarterly dividend is payable on September 3, 2021 to stockholders of record on August 20, 2021.

"Our June quarter results continued to be strong leading off our fiscal year 2022 on a positive note," said Ganesh Moorthy, President and Chief Executive Officer. "June quarter revenue, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP EPS were all records, as every key aspect of our business over-performed our guidance. Our September 2021 quarter guidance essentially completes our journey towards our long-term operating model of 65% non-GAAP gross margin and 42% non-GAAP operating margin. We expect to update our long-term business model later this year."

Mr. Moorthy added, "Business conditions remained exceptionally strong through the June quarter with record bookings and backlog for product to be shipped over multiple quarters, accentuated by our Preferred Supply
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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

Program which continues to be greater than 50% of our aggregate backlog and 100% of our backlog in the most constrained capacity areas. Demand outpaced the capacity improvements we implemented during the June quarter resulting in our unsupported backlog continuing to climb and our lead times stretching out."

Steve Sanghi, Microchip's Executive Chair, said, "Microchip's Board of Directors initiated a path to higher dividends in our February 2021 dividend announcement with a sequential increase in our dividend of 5.8% and followed that up with a dividend increase of 5.9% with our May 2021 dividend announcement. We are continuing on this path as we announced today that the Board of Directors has approved a sequential increase in our dividend of 5.8%, which represents an 18.75% year-over-year increase, to 43.7 cents per share, up from our May dividend of 41.3 cents. We expect to continue to increase dividends quarterly as part of our cash return strategy."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to aggressively pay down our debt with another $388.0 million of payments during the June quarter, reflecting a cumulative debt pay down of $3.99 billion over the past 12 quarters, as we have actively managed the working capital requirements for the business. In the June quarter, we issued a $1 billion senior secured note maturing on September 1, 2024 and bearing interest at 0.983%. We used the proceeds from this bond offering to repay a $1 billion senior secured note that matured on June 1, 2021 that had an interest rate of 3.922%. We believe this is another excellent transaction for us as we continue to enhance our capital structure on our path to becoming an investment grade rated company."

Mr. Moorthy concluded, "Our backlog for the September quarter is very strong. In addition, we have considerable backlog requested by customers in the September quarter that currently cannot be fulfilled until later quarters despite us growing capacity from the last quarter. This is because the entire semiconductor supply chain remains constrained. Given this backdrop, we expect our net sales in the September quarter to be up between 3% and 7% sequentially. At the mid-point of our guidance for the September quarter, net sales will be 25.8% higher than the year ago quarter."

Microchip's Highlights for the Quarter Ended June 30, 2021:

•Introduced its maXTouch® MXT2912TD-UW touchscreen controller, the industry’s first automotive-qualified, single-chip solution that addresses display sizes up to 45 inches with a wide aspect ratio and supporting liquid-crystal display (LCD) and organic light emitting diode (OLED) display technologies.

•Introduced the first multiport, multigigabit Power over Ethernet (PoE) power sourcing equipment injector that enables deployment of today’s Wi-Fi® 6 access points (APs) and 5G small cell access nodes where AC power is unavailable.
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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

•Announced that it integrated its BlueSky™ GNSS Firewall with its TimePictra® 11synchronization monitoring and management platform to protect 5G networks and critical timing infrastructure from Global Positioning System signal jamming and spoofing while providing single-console visibility across the entire timing architecture.

•Expanded its Gallium Nitride (GaN) radio frequency portfolio with the GMICP2731-10 Ka-band Monolithic Microwave Integrated Circuit (MMIC) for satellite communication terminals.

•Expanded its FPGA family’s security with the DesignShield development tool that further helps prevent data, intellectual property and other private information from being extracted for malicious purposes.

•Announced the first JEDEC qualification for a radiation-tolerant FPGA in a plastic package – its low-power RTG4 FPGA, offering space system designers the industry’s highest reliability at lowest cost with shortest lead times.

•Unveiled an open-source power delivery software that enables code integration for USB system differentiation, the first solution offering the comprehensive programming environment and code base for power delivery.

•Unveiled the latest enhancements to its Trust Platform for its CryptoAuthenticaion™ family, with the Trust Platform Design Suite (TPDS) dedicated software platform for device configuration and onboarding to secure provisioning services for embedded security.

•Announced the qualification of its SAMRH71 Arm-based microprocessor (MPU) and the availability of the SAMRH707 microcontroller (MCU), both implementing Arm® Cortex®-M7 SoC radiation-hardened technology.

•Announced the qualification of its M6 MRH25N12U3 radiation-hardened 250V, 0.21 Ohm Rds(on), metal-oxide-semiconductor field-effect transistor (MOSFET) for commercial aerospace and defense space applications.

•Unveiled the MPLAB® Cloud Tools Ecosystem, a platform combining configuration and collaboration tools with knowledge-based search to modernize the development workflow for its PIC® and AVR® microcontrollers.

•Announced open registration for Microchip University, online education courses for embedded control engineers to learn how best to use Microchip products in a broad range of popular embedded system applications.

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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

Second Quarter Fiscal Year 2022 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to predict whether inventory at our distributors will increase or decrease during the quarter and are therefore providing a range of GAAP net sales guidance. In recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter.

Microchip Consolidated Guidance
Net Sales	$1.616 to $1.679 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	64.3% to 64.6%	$8.5 to $9.4 million	64.8% to 65.2%
Operating Expenses(2)	39.4% to 40.2%	$274.9 to $278.8 million	22.8% to 23.2%
Operating Income	24.1% to 25.2%	$283.4 to $288.2 million	41.6% to 42.4%
Other Expense, net	$66.3 to $68.7 million	$10.8 to $11.2 million	$55.5 to $57.5 million
Income Tax Provision	$58.1 to $78.1 million(3)	$21.1 to $38.8 million	$37.0 to $39.3 million(4)
Net Income	$264.6 to $277.0 million	$315.3 to $338.2 million	$579.9 to $615.2 million
Diluted Common Shares Outstanding	Approximately 282.2 to 282.8 million shares		Approximately 282.2 to 282.8 million shares
Earnings per Diluted Share	$0.94 to $0.98	$1.11 to $1.19	$2.05 to $2.17
(1)    See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2)    We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending September 30, 2021. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending September 30, 2021.
(3)    The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4)    Represents expected cash tax rate for fiscal 2022 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the September 2021 quarter are expected to be in the range of 106 to 112 days, compared to 111 days at June 30, 2021. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•Capital expenditures for the quarter ending September 30, 2021 are expected to be between $75 million and $95 million. Capital expenditures for all of fiscal 2022 are expected to be between $300 million and $350 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing operations to support the expected growth of our business.

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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

Under the GAAP revenue recognition standard which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created and the supply chain sells the inventory to the end customer. We define end-market demand as the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the first quarters of fiscal 2022 and
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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

fiscal 2021, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2021 quarter between $140 and $150 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended
	June 30,
	2021	2020
Net sales	$1,569.4	$1,309.7
Cost of sales	561.8	511.4
Gross profit	1,007.6	798.3

Research and development	238.4	198.0
Selling, general and administrative	174.3	146.3
Amortization of acquired intangible assets	215.6	235.4
Special charges and other, net	10.5	0.3
Operating expenses	638.8	580.0

Operating income	368.8	218.3

Other expense, net	(71.8)	(128.8)
Income before income taxes	297.0	89.5
Income tax provision (benefit)	44.2	(34.1)
Net income	$252.8	$123.6

Basic net income per common share	$0.92	$0.50
Diluted net income per common share	$0.89	$0.48

Basic common shares outstanding	273.8	247.7
Diluted common shares outstanding	282.6	257.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	June 30,	March 31,
	2021	2021
	(Unaudited)
Cash and short-term investments	$279.7	$282.0
Accounts receivable, net	1,000.7	997.7
Inventories	683.8	665.0
Other current assets	192.9	200.5
Total current assets	2,157.1	2,145.2

Property, plant and equipment, net	892.2	854.7
Other assets	13,228.5	13,478.9
Total assets	$16,277.8	$16,478.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,089.1	$1,086.7
Current portion of long-term debt	—	1,322.9
Total current liabilities	1,089.1	2,409.6

Long-term debt	8,527.4	7,581.2
Long-term income tax payable	687.3	689.9
Long-term deferred tax liability	43.1	43.9
Other long-term liabilities	411.0	417.1

Stockholders' equity	5,519.9	5,337.1
Total liabilities and stockholders' equity	$16,277.8	$16,478.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended
	June 30,
	2021	2020
Gross profit, as reported	$1,007.6	$798.3
Share-based compensation expense	8.8	6.4
COVID-19 shelter-in-place restrictions on manufacturing activities	—	2.8
Non-GAAP gross profit	$1,016.4	$807.5
Non-GAAP gross profit percentage	64.8%	61.7%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended
	June 30,
	2021	2020
Research and development expenses, as reported	$238.4	$198.0
Share-based compensation expense	(26.6)	(20.5)
Acquisition-related	(0.2)	—
Non-GAAP research and development expenses	$211.6	$177.5
Non-GAAP research and development expenses as a percentage of net sales	13.5%	13.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended
	June 30,
	2021	2020
Selling, general and administrative expenses, as reported	$174.3	$146.3
Share-based compensation expense	(21.2)	(15.5)
Acquisition-related	(1.3)	(1.5)
Professional services associated with certain legal matters	(2.1)	(3.5)
IT security remediation	—	(1.0)
Non-GAAP selling, general and administrative expenses	$149.7	$124.8
Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.5%	9.5%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended
	June 30,
	2021	2020
Operating expenses, as reported	$638.8	$580.0
Share-based compensation expense	(47.8)	(36.0)
Acquisition-related	(1.5)	(1.5)
Professional services associated with certain legal matters	(2.1)	(3.5)
IT security remediation	—	(1.0)
Amortization of acquired intangible assets	(215.6)	(235.4)
Special charges and other, net	(10.5)	(0.3)
Non-GAAP operating expenses	$361.3	$302.3
Non-GAAP operating expenses as a percentage of net sales	23.1%	23.1%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended
	June 30,
	2021	2020
Operating income, as reported	$368.8	$218.3
Share-based compensation expense	56.6	42.4
COVID-19 shelter-in-place restrictions on manufacturing activities	—	2.8
Acquisition-related	1.5	1.5
Professional services associated with certain legal matters	2.1	3.5
IT security remediation	—	1.0
Amortization of acquired intangible assets	215.6	235.4
Special charges and other, net	10.5	0.3
Non-GAAP operating income	$655.1	$505.2
Non-GAAP operating income as a percentage of net sales	41.7%	38.6%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended
	June 30,
	2021	2020
Other expense, net, as reported	$(71.8)	$(128.8)
Loss on settlement of debt	0.3	26.8
Non-cash other expense, net	10.9	24.6
Gains on equity investments	—	(0.2)
Non-GAAP other expense, net	$(60.6)	$(77.6)
Non-GAAP other expense, net, as a percentage of net sales	(3.9)%	(5.9)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended
	June 30,
	2021	2020
Income tax provision (benefit) as reported	$44.2	$(34.1)
Income tax rate, as reported	14.9%	(38.1)%
Other non-GAAP tax adjustment	(8.5)	59.8
Non-GAAP income tax provision	$35.7	$25.7
Non-GAAP income tax rate	6.0%	6.0%
RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended
	June 30,
	2021	2020
Net income, as reported	$252.8	$123.6
Share-based compensation expense	56.6	42.4
COVID-19 shelter-in-place restrictions on manufacturing activities	—	2.8
Acquisition-related	1.5	1.5
Professional services associated with certain legal matters	2.1	3.5
IT security remediation	—	1.0
Amortization of acquired intangible assets	215.6	235.4
Special charges and other, net	10.5	0.3
Loss on settlement of debt	0.3	26.8
Non-cash other expense, net	10.9	24.6
Gains on equity investments	—	(0.2)
Other non-GAAP tax adjustment	8.5	(59.8)
Non-GAAP net income	$558.8	$401.9
Non-GAAP net income as a percentage of net sales	35.6%	30.7%
GAAP net income as a percentage of net sales	16.1%	9.4%
Diluted net income per common share, as reported	$0.89	$0.48
Non-GAAP diluted net income per common share	$1.98	$1.56
Diluted common shares outstanding, as reported	282.6	257.8
Diluted common shares outstanding non-GAAP	282.6	257.8

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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

Microchip will host a conference call today, August 3, 2021 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 17, 2021.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 3, 2021 and will remain available until 5:00 p.m. (Eastern Time) on August 17, 2021. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3116217.

Cautionary Statement:

The statements in this release relating to essentially completing our journey towards our long-term operating model of 65% non-GAAP gross margin and 42% non-GAAP operating margin, expecting to update our long-term business model later this year, unsupported backlog continuing to climb, path to higher dividends, continuing on this path as we announced today that the Board of Directors has approved a sequential increase in our dividend, that we expect to continue to increase dividends quarterly as part of our cash return strategy, that we actively manage the working capital requirements for the business, that our bond offering was another excellent transaction for us as we continue to enhance our capital structure on our path to becoming an investment grade rated company, considerable backlog requested by customers in the September quarter that currently cannot be fulfilled until later quarters, that the entire semiconductor supply chain remains constrained, expecting our net sales in the September quarter to be up between 3% and 7% sequentially, that net sales will be 25.8% higher than the year ago quarter, our second quarter fiscal 2022 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the September 2021 quarter, capital expenditures for the September 2021 quarter and for all of fiscal 2022, continuing to add capital equipment to maintain, grow and operate our internal manufacturing operations to support the expected growth of our business, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the September 2021 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the impact of the COVID-19 pandemic, actions taken or which may be taken by the Biden administration or the new U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally, any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any increases in market demand; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory
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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any increases in market demand; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions that we may make; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the September quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 3, 2021 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports
First Quarter Fiscal 2022
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 117,700 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, AVR, maXTouch, MPLAB, PIC and TimePictra are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. CryptoAuthenticaion and BlueSky are trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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